UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications from Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Company’s employees relating to the Agreement and Plan of Merger, dated June 6, 2023, by and among the Company, Resistance Acquisition, Inc., a Delaware corporation (“Parent”) and Resistance Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”).

In connection with the filing of the definitive proxy statement on Schedule 14A, the following letter was first mailed to stockholders from the Company’s lead independent director on or about August 2, 2023:

PARATEK PHARMACEUTICALS VOTE Paratek Stockholders Vote Your Proxy Today FOR the Merger to Receive $2.15 in PROxy Cash and an $0.85 Contingent Value Right, Per Share. TODAY If you have any questions about voting your proxy please contact our proxy solicitor Morrow Sodali LLC at: +1 (800) 662-5200 (toll-free in North America), +1 (203) 658-9400 (call collect outside of North America) or PRTK@info.morrowsodali.com

Dear Fellow Paratek Stockholders, I, together with all of my fellow directors, are pleased to Every vote is important. Ifyou do not vote, it has the present you with the opportunity for the Company to be same effect as voting against the transaction. You acquired at a significant premium to our unaffected must vote now to preserve and maximize the value stock price. The Board unanimously determined that of your shares. the transaction is in your best interest. Now we are asking for you to vote “FOR” the transaction at a The Transaction Delivers to You Immediate special meeting of stockholders. Value, Liquidity, Certainty of the All-Cash Consideration and Upside Participation As you saw, on June 6, 2023, we announced a definitive agreement to be acquired by Gurnet Point The transaction allows you to immediately recognize Capital and Novo Holdings A/S. the value of your investment in Paratek through the $2.15 per share cash payment made at the closing As a stockholder, upon closing of the transaction you of the transaction, achieve immediate liquidity, will receive both an immediate cash payment of $2.15 de-risk your ongoing exposure to the financial and per share plus a contingent value right (“CVR”) of liquidity status of Paratek on a standalone basis, $0.85 per share payable upon the achievement of a net and continue to have the opportunity to participate in sales threshold for NUZYRA. This represents an the upside potential of NUZVRA through the CVR. aggregate potential total value of $3.00 per share. The CVR’s potential $0.85 per share payout is The upfront cash payment at the closing of the triggered upon the achievement of $320 million in transaction represents a premium of 41% over the U.S. NUZYRA net sales {excluding certain permitted closing price of our common stock as of May 31, 2023, deductions, payments under Paratek’s contract with which was the last full trading day prior to market ASPR-BARDA, certain government payments and speculation regarding a potential sale of the Company. certain royalty revenue) in any calendar year ending on or prior to December 31, 2026. This agreement comes as a result of a long and robust process, involving multiple competing parties, to The Board believes that the CVR milestone is maximize stockholder value. Furthermore, amid achievable based on the Company’s most recent today’s challenging market backdrop and the sales, forecasts and the commitment of the buyer to Company’s steep near-term financing need, without use commercially reasonable efforts to achieve the this transaction, Paratek could be forced to undertake milestone. significantly dilutive equity issuances that would severely impact stockholder value, or even consider Any Standalone Alternative Would Likely Result bankruptcy. in Substantial Dilution or Bankruptcy We believe that this transaction, which is unanimously The Board unanimously determined that the supported by the Board, is the best path to deliver the transaction is in your best interests, and superior to most value to you as a stockholder of the Company. the standalone alternative. I encourage you to review our definitive proxy materials Without a transaction Paratek faces a challenging and vote ·FoR· the transaction. market backdrop while having to prepare for the upcoming maturity of our convertible notes in May 2024 and liquidity needs that would have necessitated the issuance of significant equity, severely diluting you and all of your fellow stockholders. These risks were reflected in the value The Choice Is Clear and the Time for You to Take of our shares. Action is Here! Substantial efforts prior to the announced transaction Please vote your proxy today “FOR” the transaction. to secure such financings were unsuccessful, and there was and remains substantial doubt that Paratek It is important that you act soon - the special could complete the required financing at all. The Board meeting of stockholders to consider will be held believes that the failure to complete such financings in virtually on Monday, September 18th, 2023 at 9 AM the near-term has the potential to result in bankruptcy. Eastern Time. The Transaction was the Result of a Robust If You Do Not Vote, It Has the Same Effect as Process led by the Independent Members of the Voting Against the Transaction. Board If you have any questions about voting your proxy The Board formed a Transaction Committee consisting please contact our proxy solicitor Morrow Sodali solely of the independent members of the Board to LLC at: oversee and direct the strategic transaction process. No members of management were included on the • +1 (800) 662-5200 (toll-free in North America), Transaction Committee. • +1 (203) 658-9400 (call collect outside of North America) or The Company and its advisors conducted a robust and • PRTK@info.morrowsodali .com thorough, approximately two-year process. The last six months saw significantly increased intensity of On behalf of the entire Board, we appreciate your engagement with multiple parties interested in potential support. strategic business relationships or combinations. These activities included entering into confidentiality Sincerely, agreements, having third parties and Paratek conduct due diligence and negotiating potential terms of Jeffrey Stein, Ph.D. strategic business relationships and combinations. Lead Independent Director At the end of this robust and thorough process, the Board unanimously determined that the transaction we are recommending to you is the best deal available to you and your fellow stockholders. The Board also determined that the modest breakup fee equivalent to approximately 8 cents per share would not deter serious potential purchasers from offering a superior transaction. To date, no superior offer has emerged.

If you have any questions about voting your proxy please contact our proxy solicitor Morrow Sodali LLC at: +1 (800) 662-5200 (toll-free in North America), +1 (203) 658-9400 (call collect outside of North America) or PRTK@info.morrowsodali.com PARATEK PHARMACEUTICALS

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products; the timing of and receipt of filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 6, 2023, among Paratek Pharmaceuticals, Inc. (“the Company”), Resistance Merger Sub, Inc. and Resistance Acquisition, Inc. (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the Company’s ability to continue as a going concern; our ability to maintain or expand regulatory approvals or commercialize our products; the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the regulatory approval process is expensive, time consuming and uncertain; our dependence on the commercialize success of NUZYRA and, to a lesser extent, SEYSARA; our dependence on funding from BARDA; our substantial indebtedness; risk associated with litigation; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by Merger Sub. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2023 (the “Proxy Statement”). The Company will mail or otherwise provide the definitive proxy statement to its stockholders in connection with the proposed transaction on or about August 2, 2023. The Company and affiliates of the Company have jointly filed a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholder meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. the Company makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Merger Sub and Resistance Acquisition, Inc., which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 16, 2023. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from the Company’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at www.paratekpharma.com/investor-relations.